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                                                                    EXHIBIT 10.1


                             MATRIA HEALTHCARE, INC.
                         LONG-TERM STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, entered into as of the Grant Date (as defined in Section 1), by and between the Participant and Matria Healthcare, Inc. (the "Company");

         WHEREAS, the Company maintains the Matria Healthcare, Inc. Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Restricted Stock Award under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

         1. TERMS OF AWARD AND DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

                  (a) DATE OF TERMINATION. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Affiliate, a director of the Company or any Affiliate, an independent contractor performing services for the Company or any Affiliate nor providing services as a consultant to the Company or any Affiliate; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or any Affiliate.

                  (b) DESIGNATED BENEFICIARY. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

                  (c) GRANT DATE. The "Grant Date" is ______________________.

                  (d) PARTICIPANT. The "Participant" is _______________________.

                  (e) RESTRICTED PERIOD. A "Restricted Period" is each period beginning on the Grant Date and ending on [specify each date on which performance is to be measured], subject to the achievement of the Performance Objectives for such Restricted Period as defined in
         Schedule 1, hereto.

                  (f) RESTRICTED STOCK. The number of shares of "Restricted Stock" awarded under this Agreement shall be _______________ shares. Shares of "Restricted Stock" are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

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         Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

         2. AWARD. The Participant is hereby granted the number of shares of Restricted Stock set forth in Section 1.

         3. DIVIDENDS AND VOTING RIGHTS. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during a Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock. Any cash dividends paid with respect to Restricted Stock shall be paid in full to the Participant no later than the fifteenth (15th) day of the third month following the end of the calendar year for which such dividends are credited. The Participant shall be entitled to vote the shares of Restricted Stock during a Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

         4. DEPOSIT OF SHARES OF RESTRICTED STOCK. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee. The grant of Restricted Stock is conditioned upon the Participant endorsing in blank a stock power for the Restricted Stock.

         5. TRANSFER AND FORFEITURE OF SHARES.

                  (a) If the Participant's Date of Termination (as defined below) does not occur during a Restricted Period, then, at the end of such Restricted Period and subject to satisfaction of the applicable Performance Objectives for that Restricted Period, the Participant shall become vested in the shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed by this Agreement. A certificate reflecting the number of shares of Stock so vested shall be delivered to the Participant as soon as practicable after the Committee determines that the applicable Performance Objectives for that Restricted Period have been satisfied, but no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Restricted Stock is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing:

                           (i) in the event a Corporate Transaction, Subsidiary
                  Disposition or Change in Control, as defined in the Plan, occurs on or prior to [specify last date of the last period for which performance is measured ("Date X")] and prior to the Participant's Date of Termination, all of the Participant's shares of Restricted Stock shall immediately vest and become non-forfeitable; provided, however, that in the event of a

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                  Corporate Transaction (other than a Corporate Transaction
                  described in Section 13(b)(iii) of the Plan or a Corporate Transaction that also constitutes a Change in Control) as to which the Committee determines that (x) the Restricted Stock will be replaced with comparable Restricted Stock or (y) the Restricted Stock is replaced with a cash incentive program that preserves the value of the Restricted Stock and provides for subsequent payment in accordance with the applicable vesting schedule, then the vesting criteria, then the vesting of the Restricted Stock shall only be accelerated to the extent that the Committee so determines in its sole discretion; and

                           (ii) in the event a Corporate Transaction,
                  Subsidiary, Disposition or Change in Control occurs after [Date X], but on or prior to [specify end date of last Restricted Period] and prior to the Participant's Date of Termination, the unvested shares of the Participant's Restricted Stock shall not be forfeited as of any such Date of Termination prior to [specify end date of last Restricted Period] and such shares shall vest and become non-forfeitable on [specify end date of last Restricted Period], to the same extent they otherwise would have but for the fact that the Participant's Date of Termination occurs prior to [specify end date of last Restricted Period].

                  (b) Otherwise, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant is vested in the shares. Except as otherwise provided in this Section 5, if the Participant's Date of Termination occurs prior to the end of a Restricted Period, the Participant shall forfeit any unvested Restricted Stock as of the Participant's Date of Termination.

         6. WITHHOLDING. Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local withholding requirements related to the receipt of Restricted Stock or the lapse of restrictions thereon. If no alternative arrangements are made, the Company may withhold Restricted Stock to satisfy such withholding requirements.

         7. HEIRS AND SUCCESSORS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective successors and assigns.

                  (b) If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

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                  (c) If a deceased Participant has failed to designate a
         beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

                  (d) If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         8. If, from time to time during the term of this Agreement, there is any stock split-up, stock dividend, stock distribution or other reclassification of the Company's Common Stock, any and all new, substituted or additional securities to which the Participant is entitled by reason of his or her ownership of the Restricted Stock shall be immediately subject to the terms of this Agreement.

         9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

         10. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to, and governed by, the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern.

         11. AMENDMENT. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

         12. NO RIGHT TO CONTINUED EMPLOYMENT. This Restricted Stock Agreement does not confer upon the Participant the right to continued employment with the Company or any Affiliate, nor shall it interfere with the right of the Company or an affiliate to terminate the Participant's employment at any time.

         13. CHARGES, TAXES AND EXPENSES. The issuance of certificates for shares of Restricted Stock shall be made without charge to the Participant for any transfer tax or other such expense imposed or incurred with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

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         14. GOVERNING LAW. This Agreement shall be governed by the laws of the
State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.


                             MATRIA HEALTHCARE, INC.


                             By: _______________________
                             Its:________________________








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                                   SCHEDULE 1
                             PERFORMANCE OBJECTIVES


Restricted Stock shall become vested upon satisfaction of the Performance Objectives for each Restricted Period below:

         (i) For the first Restricted Period ending _______________, thirty-three and one-third percent (33?%) of the Participant's Restricted Stock will become vested if the Company's earnings per share [or other performance measure to be determined by the Committee] for the fiscal year ended during such first Restricted Period, equals or exceeds ________________.

         (ii) For the Second Restricted Period ending _____________, thirty-three and one-third percent (33?%) of the Participant's Restricted Stock and, in the event no Restricted Stock became vested for the first Restricted Period referenced in Paragraph (i) above, an additional thirty-three and one-third percent (33?%) of the Participant's Restricted Stock, will become vested if the Company's earnings per share [or other performance measure to be determined by the Committee] for the fiscal year ended during the second Restricted Period, equals or exceeds ________________.

         (iii) For the third Restricted Period ending _____________, any portion of the Participant's Restricted Stock that had not vested previously will become vested if the Company's earnings per share [or other performance measure to be determined by the Committee] for the fiscal year ended during such Restricted Period, equals or exceeds ________________.

All Restricted Stock that does not become vested in accordance with the preceding paragraphs shall be forfeited as of the last day of the third Restricted Period.







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